EXHIBIT 10(B)

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is made and entered into this 27th day of April, 1998, by and between Guardian International, Inc., a Nevada corporation ("Employer"), and David C. Weston ("Employee").

                                   WITNESSETH

         WHEREAS, the Board of Directors of Employer (the "Board") recognizes that Employee will contribute to the future growth and success of the security business of Employer, consisting of burglar alarm, fire alarm, closed circuit television and electronic access and control and central station monitoring services to residential and commercial customers (the "Business"), and the Board therefore desires to assure Employer of Employee's services as an employee of, and for the benefit of, Employer; and

         WHEREAS, in order to induce Employee to remain in the employ of Employer, this Agreement sets forth employment and other benefits which Employer shall pay to Employee in connection with his employment, provides for Employee's employment for a term of one year and provides for Employee's agreement not to compete with the Business in the event of his termination of employment on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are mutually acknowledged, the parties hereto hereby agree as follows:

         1. EMPLOYMENT. Employer hereby employs Employee, and Employee hereby accepts such employment, upon the terms and conditions set forth in this Agreement.

         2. TERM. Subject to the provisions for termination contained in Section 9 hereof, the term of this Agreement, and the employment of Employee hereunder, shall commence on April 27, 1998 and continue for a one-year term ending on April 26, 1999. Thereafter, this Agreement shall renew automatically for one-year terms unless one month advance written notice of termination is given by either party.

         3. DUTIES. During the term of his employment hereunder, Employee shall serve as Regional Manager of Employer in the region of Florida comprising Dade County. In such capacity, Employee (i) shall perform those reasonable duties as directed by the President of Employer, (ii) shall report to the President of Employer, and (iii) shall perform such other duties as shall be usual and customary for such officer in accordance with the Bylaws of Employer. Employee agrees to maintain his status as the "qualifier" for the license(s) (the "Licenses") listed on Acquired Assets Schedule of the Stock Purchase Agreement effective as of April 17, 1998 by and among Employer, Employee, Richard Clark, Jeff Chivers and Allen Dubow, which require an individual to serve as a "qualifier" and not to do anything that would disqualify Employee from acting as a "qualifier" under the applicable Licenses.


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The places of Employee's employment shall be Miami and Hollywood, Florida and
Employee shall travel as is necessary in the furtherance of his duties under this Agreement.

         4. EXCLUSIVITY OF SERVICES. Employee shall devote his full business time, energy and ability exclusively to the business, affairs and interests of Employer and matters related thereto, shall use Employee's best efforts and abilities to promote Employer's interests, and shall perform the services contemplated by this Agreement in accordance with policies established by and under the direction of the Board. During the term hereof, Employee shall not serve as an officer, director, employee, consultant or advisor to any other business, and shall not engage in any other business activities other than the Permitted Activities, as herein defined. The Employee may (i) make and manage personal business investments of his choice, provided, that the Employee shall hold no investment in any entity which competes in any way with Employer or its subsidiaries, other than an investment representing less than a 5% interest in any publicly held entity; and (ii) serve in any capacity with any civic, educational or charitable organization without seeking or obtaining approval by the Board, provided, that the activities and services described in clauses (i) and (ii) (collectively, the "Permitted Activities") do not interfere or conflict with the performance of duties hereunder or create any conflict of interest with such duties. Employee hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement.

         5.       COMPENSATION.

                  a. During the term of his employment hereunder, Employee shall receive a salary of One Hundred Twenty Thousand Dollars ($120,000) per annum (the "Salary"), payable in equal installments no less frequently than semi-monthly. Salary increases may be considered annually by the President of Employer.

                  b. Employee may be entitled to a bonus ("Bonus") from time to time during the Term pursuant to Schedule 5(b).

                  c. During the term of the Employee's employment hereunder, the Company shall pay an automobile allowance of $500 per month to the Employee.

                  d. Employee shall be entitled, in addition to the above, to any benefits and perquisites to which officers of Employer may be or may generally become entitled to receive under any present or future employment benefit and perquisite plans or programs, or contingent compensation plans, of Employer, and Employee shall be eligible to receive, during the period of his employment under this Agreement, benefits and emoluments for which officers are eligible under every plan or program to the extent permissible under the general terms and provisions thereof. The foregoing notwithstanding, Employer may change or discontinue any such benefits in its sole discretion.

         6. EXPENSE REIMBURSEMENT . During the term of Employee's employment hereunder, Employer, upon the submission of proper proof by Employee, shall promptly reimburse Employee for reasonable business expenses actually and necessarily paid or incurred by Employee in connection with the discharge of his duties hereunder.

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         7. VACATION. During the term of his employment hereunder, Employee, during each year of the term of this Agreement, shall be entitled to three weeks of vacation time as selected in consecutive or nonconsecutive periods or any combination thereof by Employee in his reasonable discretion consistent with his duties and responsibilities hereunder, during which vacation time Employee shall be paid the applicable portion of his Salary provided, however, Employee shall not take a vacation for longer than one week without the prior consent of his direct supervisor. Vacation shall not accumulate or carry over from year to year.

         8. INSURANCE. During the term of his employment hereunder, Employer shall at all times pay the reasonable premiums of medical insurance policies for Employee and his immediate family and shall further provide and pay the premiums of group term life insurance and group disability insurance.

         9.       TERMINATION.

                  a. Notwithstanding anything contained in this Agreement, Employer by written notice to Employee shall at all times in its sole discretion have the right to terminate this Agreement, and Employee's employment hereunder, "for cause" effective upon delivery of such notice to Employee. For purposes of this Agreement, "for cause" shall mean: (i) any conviction of Employee of a felony or any conduct which if proved would support conviction of a felony; (ii) conduct amounting to a material act of fraud, misconduct or dishonesty involving Employer; (iii) a material act of fraud or dishonesty not involving Employer which has a material adverse effect upon the Business or reputation of Employer;
(iv) material violation by Employee of his obligations under this Agreement after written notice thereof to Employee and failure to cure such violation within fifteen (15) days following such notice; (v) misuse of alcohol that materially impairs Employee's ability to perform the duties of his employment as determined by a physician retained by Employer or, if Employee refuses to submit to appropriate examinations by such physician at the request of the Board, then by at least three members of the Board of Directors of Employer; or (vi) the unlawful use of drugs or other controlled substances.

                  b. Employer by written notice to Employee shall have the right to terminate this Agreement and Employee's employment upon Employee's lack of capacity to perform the essential functions of his duties under this Agreement, with or without reasonable accommodation, because of physical or mental disability ("Disability") of Employee (i) for a period of 90 or more days if such disability occurs as a result of Employee's performance of his duties under this Agreement or (ii) for a period 30 or more days if such disability occurs as a result of Employee's activities outside the scope of this Agreement, either consecutively or in the aggregate during any six-month period, as determined by an impartial reputable physician agreed upon by the Board and Employee (or his representative, as the case may be).

                  c. If Employee dies during the term of his employment hereunder, this Agreement shall terminate automatically upon the date of Employee's death.

         10.      PAYMENTS UPON TERMINATION OR EXPIRATION.

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                  a. In the event that this Agreement, and Employee's employment hereunder, is terminated pursuant to Section 9 hereof, then, in such event, (i) Employer shall have no obligation whatsoever to make any payment, including, without limitation, any payment of Salary, Bonus, or any insurance premium, to or on behalf of Employee for any period subsequent to the date of such termination; and (ii) Employer may, subject to the terms of such plans and applicable law, remove Employee from coverage under any medical, life, disability or other insurance plans or programs made available to Employee by Employer.

                  b. In the event that this Agreement, and Employee's employment hereunder, is terminated by Employer without cause during the term set forth in
Section 2 hereof, then, in such event, in addition to such amounts as have accrued prior to the date of termination and have not previously been paid, Employer shall pay to Employee, payable at such time as such payments would otherwise be payable hereunder, Employee's Salary and benefits that would have accrued to him, and any Bonus the Board has otherwise approved prior to termination, for the remaining term of this Agreement.

         11.      CONFIDENTIALITY.

                  a. For good consideration and as an inducement for Employer to employ Employee, Employee agrees that, both during the term of this Agreement and after the termination of this Agreement, Employee will hold in a fiduciary capacity for the benefit of Employer, and shall not, directly or indirectly, use or disclose, except as authorized by Employer in connection with the performance of his duties, any Confidential Information (as defined below) that Employee may have or acquire (whether or not developed or compiled by Employee and whether or not Employee has been authorized to have access to such Confidential Information) prior to or during the term of this Agreement. The term "Confidential Information" as used in this Agreement shall mean and include any material information, data and know-how relating to the Business of Employer that is disclosed to Employee by Employer or known by him as a result of his relationship with Employer (or a company acquired by Employer) and not generally within the public domain (whether constituting a trade secret or not) including, without limitation, the following: financial information, supply and service information, marketing information, personnel information, customer information and information with respect to any corporate affairs that Employer treats as confidential.

         The term "Confidential Information" does not include information that has become generally available to the public by the act of Employer or by the act of one who has the right to disclose such information without violating any right of Employer or the customer to which such information pertains.

         Nothing in this Section 11 shall prevent Employee from disclosing any Confidential Information to the extent such disclosure is required by law or any order of a court or government authority with jurisdiction, provided, however, that Employee agrees to give Employer advance written notice as soon as possible of the Confidential Information required to be disclosed, and at Employer's request, to use his best efforts to obtain assurances that the Confidential Information required

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to be disclosed will be maintained on a confidential basis and will not be disclosed to a greater degree than required by law.

                  b. These rights of Employer are in addition to those rights Employer has under the common law or applicable statutes for the protection of trade secrets.

         12. COVENANT NOT TO COMPETE. For good consideration and as an inducement for Employer to employ Employee, Employee agrees that he will not engage or participate, directly or indirectly, in any business that competes with the Business of Employer in any county in which the Employee has supervisory responsibility over the business, affairs and operations of the Employer in such county, whether as employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or other representative capacity, at any time during Employee's employment with Employer and for a period of two (2) years after the date of termination (for any reason) of Employee's employment with Employer. Notwithstanding the foregoing, Employee may (i) hold an investment representing less than a 5% interest in any publicly held entity engaging in a business that competes with the Business and (ii) be an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or other representative of an entity that does not engage in burglar alarm, fire alarm, closed circuit television and electronic access and control and central monitoring services; provided, however, that Employee agrees to refer customers seeking monitoring services to Employer. In the event any court shall refuse to enforce any portion of the covenant set forth in this Section 12, then such unenforceable portion shall be deemed eliminated and severed from said contract for the purposes of said court's proceedings to the extent necessary to permit the remaining portions of the covenant to be enforced.

         13. COVENANTS AGAINST OTHER ACTIONS DAMAGING TO EMPLOYER. Employee agrees that he will not, at any time during his employment with Employer and forever thereafter, for himself or on behalf of or in conjunction with any third party solicit any employee of Employer or its subsidiaries to leave such employment; provided that the posting by Employee or any entity with which Employee is involved of general advertisements soliciting employees shall not constitute the solicitation of any employee of Employer or its subsidiaries. Employee further agrees that, during his employment with Employer and for an unlimited period thereafter, he will not directly or indirectly, on his own behalf or in the service of or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate, to any competing business, any customers of Employer or its subsidiaries existing as of the date of termination. If, during the term of this Agreement, Employee is engaged in or associated with the planning or implementing of any project, program or venture involving Employer and a third party or parties (a "Venture"), or any discussions, analysis or negotiations with respect to an investment in, merger, acquisition or purchase, directly or indirectly, of the stock, assets, or business of any entity (an "Acquisition"), all rights in the Venture and the Acquisition and any opportunity to make any investment in the entity to be so acquired (the "Target") shall belong to Employer and shall constitute a corporate opportunity belonging exclusively to Employer. Except as approved by the Board, Employee shall not be entitled to any interest in any such Venture or to invest or solicit any third party to invest in the Target or consummate the Acquisition, or to any commission, finder's fee or other compensation in connection therewith other than any Salary paid to Employee for performance of his duties in the ordinary course of business. In the event any court shall refuse to enforce any portion of the covenants set forth in this Section 13, then such unenforceable portion shall be deemed

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eliminated and severed from said contract for the purposes of said court's proceedings to the extent necessary to permit the remaining portions of the covenant to be enforced.

         14. ARBITRATION. All disputes or controversies between the parties arising from or related to any matter that pertains to this Agreement, to the employment of Employee by Employer, or to the termination Employee's employment which otherwise would allow or require resort to a court, administrative, or other governmental dispute resolution forum (whether the claim is legal or equitable in nature, whether it is based on any tort, contract, or common law theory of recovery, and whether it is based on any federal, state, or local employment discrimination or civil rights statute, executive order, law, regulation, or ordinance including, without limitation, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, and the Florida Civil Rights Act of 1992 shall be referred to binding, non-appealable arbitration in accordance with the procedures set forth in Exhibit A hereto and without recourse to any litigation except as set forth in Exhibit A. Each party hereby submits to personal jurisdiction in Broward County, Florida for the purpose of such arbitration proceedings, and/or any suits to confirm same. Pending completion of any arbitration proceedings, payments not in dispute shall continue to be made and obligations not in dispute shall continue to be performed.

         15. ASSIGNMENT. This Agreement is personal to Employee, and Employee may not assign or transfer any of its benefits or obligations. Upon written notice by Employer to Employee, Employer may assign its rights under this Agreement to any entity (i) that controls or acquires control of Employer, (ii) that is controlled by, is under common control with, or acquires an interest in Employer, or (iii) in which Employer acquires a financial interest, provided that such entity assumes Employer's obligations under this Agreement or that Employer remains liable for its obligations under the Agreement. Upon written notice by Employer to Employee, Employer may assign its rights to any entity that acquires substantially all of Employer's assets, provided that such entity assumes Employer's obligations under this Agreement.

         16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to the conflicts of laws principles thereof.

         17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be modified in any way unless in writing signed by both Employer and Employee.

         18. NOTICES. Any notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand and receipted or when received or refused if delivered by United States mail, by registered or certified mail, return receipt requested, postage prepaid, or overnight courier (such as Federal Express) as follows:

                  If to Employer:   Guardian International, Inc.
                                    3880 North 28th Terrace
                                    Hollywood, Florida 33020

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                  If to Employee:   David C. Weston
                                    10411 S. W. 123rd Street
                                    Miami, FL 33176

or to such other addresses as either party hereto may from time to time give notice of to the other on five days prior notice in the manner aforesaid.

         19. BENEFITS; BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective legal representatives, successors and, where applicable, assigns.

         20. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement is declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

         21. WAIVERS. The waiver by either party hereto of a breach of any provision of this Agreement shall not be construed as a waiver of any subsequent breach.

         22. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         23. EQUITABLE REMEDIES. Employee acknowledges that Employer would not have an adequate remedy at law for money damages if Employee breaches Sections 11, 12 or 13. Therefore, in addition to all other remedies to which Employer may be entitled for a breach or threatened breach of this Agreement, Employer will be entitled to specific enforcement of this Agreement and to injunctive or other equitable relief as a remedy for a breach or threatened breach. In the event of legal proceedings in connection with this Agreement, the non-prevailing party shall pay all reasonable attorneys' fees and costs of the prevailing party at arbitration, at trial and on appeal.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

                                             EMPLOYER:

                                             GUARDIAN INTERNATIONAL, INC.,
                                               a Nevada corporation

                                              By:_______________________________
                                                 Richard Ginsburg, President and
                                                 Chief Executive Officer

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                                              EMPLOYEE:

                                              _________________________________
                                              David C. Weston



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                                  SCHEDULE 5(b)

                                      BONUS

         The Employee shall receive a bonus upon achievement of the performance goals and in the amounts described below.

         ATTRITION

         Overall Performance Goal:          Maintain or reduce current customer
                                            attrition rate (as defined in
                                            Employer's senior borrowing
                                            agreement)

         Base Line:                         Maximum attrition permitted is 9%

         Attrition Calculation:             Total MRI for the applicable
                                            calendar year divided by average
                                            MRI for the applicable calendar year

         Specific Targets and Applicable Annual Bonus Amount:

                  Target                             Bonus Amount
              (% of Attrition)

                  6.1%-7.0%                          $20,000
                  7.1%-8.0%                          $15,000
                  8.1%-9.0%                          $10,000

         Date Payable:     Not later than January 31 in the year following the
                           year in which the bonus is earned

         MANAGEMENT FEE

         A management fee of $.50 per monitored account (under contract, producing not less than $20 MRI, and with no receivable more than 90 days past due) at the end of each month IN EXCESS OF the number of monitored accounts assigned to Employee to manage as of the Closing Date. Eligible monitored accounts shall be those monitored accounts under the direct supervision of Employee, including monitored accounts acquired during the term of Employee's employment.

         The management fee shall be added to payroll and shall be paid at the same intervals as the Employee is paid the Salary.

                                    EXHIBIT A


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                             ARBITRATION PROCEDURES

         a. If a dispute or controversy arises, the parties hereto shall attempt in good faith to resolve such dispute or controversy promptly by negotiation. Any such dispute or controversy which has not been resolved by negotiation within thirty (30) days after the initiation of discussions shall be resolved by binding arbitration in accordance with the then current CPR Rules for Non-Administered Arbitration of Business Disputes. Unless the parties agree otherwise, the arbitration shall be conducted in Broward County, Florida, by a panel of three arbitrators. The disputing parties shall each select one arbitrator, and the arbitrators so selected shall select an attorney as the third arbitrator. If the arbitrators selected by the disputing parties fail to agree on the third arbitrator within thirty (30) days of the date this arbitration provision becomes operative, any person involved may request CPR to make the appointment in accordance with its applicable rules.

         b. The arbitrators shall decide the issues submitted to them in accordance with the provisions and commercial purposes of this Agreement; provided that, all substantive questions of law shall be determined under the laws of the State of Florida (without regard to its principles of conflicts of laws).

         c. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. /Section/ 1, ET SEQ., and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The arbitrators may grant any remedy or relief which is just and equitable, including injunctive relief or specific performance.

         d. The parties hereto agree to facilitate the arbitration by: (i) making available to one another and to the arbitrators for examination, inspection and extraction all documents, books, records and personnel under their control if determined by the arbitrators to be relevant to the dispute;
(ii) participating in reasonable discovery, including oral depositions; (iii) conducting arbitration hearings to the greatest extent possible on successive days; and (iv) observing strictly the time periods established by the Rules or by the arbitrators for submission of evidence or briefs.

         e. Initially, the disputing parties shall each pay one-half of the costs (excluding attorneys' fees) of any arbitration; provided, however, that the arbitrators shall divide all costs (excluding attorneys' fees) incurred in conducting the arbitration in their final award in accordance with what they deem just and equitable under the circumstances, and any party who is allocated in excess of one-half of such costs shall reimburse the other for such excess costs.

         f. Notwithstanding the exclusivity of the dispute resolution procedures specified herein, a party hereto, without prejudice to such procedures, may file a complaint or seek a preliminary injunction or other provisional judicial relief if in its sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite any such action, the parties shall continue to participate in good faith in the procedures specified herein.